UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2019

CHESAPEAKE GRANITE WASH TRUST
(Exact name of Registrant as specified in its Charter)

Delaware	001-35343	45-6355635
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A. 601 Travis Street, Floor 16 Houston, Texas 77002
(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 236-6555

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 28, 2019, Chesapeake Granite Wash Trust (the “Trust”) received written notification (the “Notice”) from the New York Stock Exchange (the “NYSE”) that the Trust was not in compliance with the continued listing standards set forth in Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Trust’s common units was less than $1.00 over a consecutive 30 trading-day period.

Upon receipt of the Notice, the Trust became subject to the procedures set forth in Rule 802.01C of the NYSE Listed Company Manual, and on September 4, 2019, the Trust acknowledged receipt of the Notice. The Trust can regain compliance if, at any time in the six-month period following receipt of the Notice, the closing price of its common units on the last trading day of any month is at least $1.00 and the 30 trading-day average closing price of its common units on such day is also at least $1.00. Neither the Trust nor The Bank of New York Mellon Trust Company, N.A., which serves as the trustee of the Trust, has any control over the trading price of the common units, and neither the Trust nor the trustee intends to attempt to cause a reverse split of the common units or other action in an effort to affect the trading price of the common units at this time. Even if the Trust does regain compliance, it might be unable to maintain compliance, and would again become subject to the NYSE delisting procedures.

Subject to the Trust’s compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual, during the applicable cure period the Trust’s common units are expected to continue to be listed and traded on the NYSE under the symbol “CHKR” but will have an added designation of “.BC” to indicate its status as below compliance.

No assurance can be given that the Trust will be able to regain compliance with the aforementioned listing requirement or maintain compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual.

If the Trust’s common units ultimately were to be delisted from trading on the NYSE for any reason, including failure to regain compliance with Section 802.01C of the NYSE Listed Company Manual, the Trust’s common units would likely begin trading on the OTC Pink marketplace. Delisting from the NYSE could negatively impact the Trust by: (i) reducing the demand for and the market price of the Trust’s common units; (ii) reducing the number of investors willing to hold or acquire the Trust’s common units; and (iii) diminishing interest in the Trust from investors, analysts and other market participants.

Item 7.01 Regulation FD Disclosure.

On September 4, 2019, the Trust issued a press release, in accordance with and as required by the rules of the NYSE, announcing receipt of the Notice described in Item 3.01 above. Attached as Exhibit 99.1 is a copy of the press release, which is incorporated herein by reference. The information furnished in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Form 8-K, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions (such as whether the Trust will be able to regain compliance with the listing requirement described above or maintain compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual) will be determined by factors outside of the control of the Trust and the trustee, including oil and gas commodity prices and actions of market participants. Other important factors that could cause actual results to differ materially include expenses of the Trust and reserves for anticipated future expenses. The Trust and the Trusted intend, and neither assumes any obligation, to update any of the statements included in this news release. An investment in units issued by the Trust is subject to the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as other risks identified in the Trust’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. The Trust’s annual, quarterly and other filed reports are or will be available at the SEC’s website at www.sec.gov. The Trust does not intend, and assumes no obligations, to update any of the statements included in this Form 8-K or the news release.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Document Description

99.1	Press Release dated September 4, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE GRANITE WASH TRUST
By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Sarah Newell
Name:	Sarah Newell
Title:	Vice President

Date:    September 4, 2019